Exhibit 32.1:	Certification of Principal Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Certification of Principal Executive Officer

Pursuant to 18 U.S.C. 1350

I, Larry T. Nicholson, President and Chief Executive Officer (principal executive officer) of The Ryland Group, Inc. (the “Company”), certify, to the best of my knowledge, based upon a review of the quarterly report on Form 10-Q for the period ended September 30, 2009, of the Company (the “Report”), that:

(1)                                  The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)                                  The information contained and incorporated by reference in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Larry T. Nicholson
Name: Larry T. Nicholson
Date: November 4, 2009